Exhibit 3.381

B Y - L A W S

O F

WELLINGTON REGIONAL MEDICAL CENTER,

INCORPORATED

ARTICLE I

OFFICES

Section 1. The registered office shall be in the City of Wellington, County of Palm Beach, State of Florida.

Section 2. The corporation may also have offices at such other places both within and without the State of Florida as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All meetings of shareholders shall be held at such place either within or without the State of Florida as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of shareholders shall be held on the first day of May if not a legal holiday, and if a legal holiday, then on the next secular day following, at 11 a.m. or such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting stating the place, day and hour of the meeting shall be given to each shareholder not less than ten or more than sixty days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president or a majority of the board of directors, or at the request in writing of shareholders owning not less than twenty percent of all the shares entitled to vote at the meeting. Such request shall state the purpose or purposes of the proposed meeting.

Section 6. Except as otherwise provided by the statute or by the articles of incorporation, written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer of persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed herein, shall nevertheless constitute as quorum for the purpose of electing directors.

Section 9. When a quorum is present at any meeting, the vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

Section 10. Unless otherwise provided in the articles of incorporation, each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

In all elections for directors every shareholder, entitled to vote, shall have the right to vote, in person or by proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulative the vote of said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares of stock shall equal, or to distribute the votes on the same principle among as many candidates as he may see fit.

Section 11. Unless otherwise provided in the articles of incorporation, any action required to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

If the articles of incorporation provide that a consent may be signed by fewer than all of the shareholders having voting power on any question, then the consent need be signed only by shareholders holding that proportion of the total voting power on the question which is required by the articles of incorporation or by law, whichever requirement is higher. The consent, together with a certificate by the secretary of the corporation to the effect that the subscribers to the consent constitute all or the required proportion of the shareholders entitled to vote on the particular question, shall be filed with the records of proceedings of the shareholders. If the consent is signed by fewer than all of the shareholders having voting power on the question, prompt notice shall be given to all of the shareholders of the action taken pursuant to the consent.

ARTICLE III

DIRECTORS

Section 1. The number of directors which shall constitute the whole board shall not be less than three nor more than ten. Directors need not be residents of the State of Florida nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

Section 2. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy, or a newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

In addition, vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.

Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of Florida, at such place or places as they may from time to time determine.

Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any’ personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6. Meetings of the board of directors, regular or special, may be held either within or without the State of Florida.

Section 7. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

Section 8. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

Section 9. Except as otherwise provided by statute or the articles of incorporation, special meetings of the board of directors may be called by the president on four days’ notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

Section 10. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

Section 11. A majority of the board of directors shall constitute a quorum for the transaction of business unless a greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, then directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 12. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

Section 13. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors may participate in a meeting of the board of directors, by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

PROXY VOTE BY DIRECTORS

Section 14. Any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to the written instructions, general or special, of said absent director, filed with the secretary.

COMMITTEES OF DIRECTORS

Section 15. The board of directors, by resolution adopted by a majority of the board of directors, may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors, but the president may designate another director to serve on the committee pending action by the board.

Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all the corporation’s property and assets, recommending to the shareholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporate expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

REMOVAL OF DIRECTORS

Section 16. Unless otherwise restricted by the certificate of incorporation or by-laws, any director or the entire board of directors, may be removed, with or without cause by the holders of a majority of shares entitled to vote at an election of directors.

ARTICLE IV

ADVISORY COMMITTEES

The board of directors may appoint one or more advisory committees. Advisory committee membership may consist of directors only, directors and nondirectors, or nondirectors only, and also may include nonvoting members and alternate members. The chairman and members of advisory committees shall be appointed by the Chairman of the Board or the directors of the corporation. Advisory committees shall have no legal authority to act for the corporation, but shall report their findings and recommendations to the board of directors.

ARTICLE V

NOTICES

Section 1. Whenever, under the provisions of the statutes or of the articles of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

Section 2. Whenever any notice is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE VI

OFFICERS

Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Unless otherwise provided in the articles of incorporation or these by-laws, any two of these offices may be combined in one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.

Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed with or without cause at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT

Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

Section 7. He shall execute bonds, mortgages and other contracts requiring seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

THE VICE PRESIDENTS

Section 8. The vice-president, or if there shall be more than one, the vice presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of and be subject to all the restrictions upon the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of his transactions as treasurer and of the financial condition of the corporation.

Section 13. If required by the board of directors, he shall give this corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1. Every holder of stock in the corporation shall be entitled to have a certificate, signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof.

When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 2. The signatures of the officers of the corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

LOST CERTIFICATES

Section 3. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors-, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

TRANSFERS OF SHARES

Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment of authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate canceled and the transaction recorded upon the books of the corporation.

FIXING RECORD DATE

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED SHAREHOLDERS

Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Florida.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ANNUAL STATEMENT

Section 3. The board of directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the corporation.

CHECKS

Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

SEAL

Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Florida.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 7. The corporation, to the full extent permitted by the laws of the State of Florida, shall (i) indemnify any person (and his heirs and legal representations) made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serves or served with another corporation, partnership, joint venture or other enterprise at the request of the corporation and (ii) provide to any such person (and his heirs and legal representatives) advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such-person (and his heirs and legal representatives, if applicable) to repay such advances unless it shall be ultimately determined that he is entitled to indemnification by the corporation.

ARTICLE IX

AMENDMENTS

Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board.